UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2016

Eastside Distilling, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

We are currently offering up to $1,500,000 of 8% promissory notes with attached warrants to purchase up to 15,000,000 shares of our common stock, exercisable for 3-years, at an exercise price of $0.10 per whole share. The securities being offered described in the preceding sentence will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any such securities in the aforementioned note and warrant financing. The disclosure under this Current Report on Form 8-K is being provided to ensure compliance under certain prior agreements with MR Group I, LLC whereby we agreed not to provide them with any material non-public information and under which they have a right of first refusal on certain securities offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: September 9, 2016	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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